EXHIBIT 32.2

I, Joseph Saporito, certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that: (i) the attached Annual Report on Form 10-K of Carriage Services, Inc. for the year ended December 31, 2004 (“Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carriage Services, Inc.

March 29, 2005

/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and
Chief Financial Officer